UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

 On March 16, 2007, Surfect Technologies , Inc. (“Technologies”), the wholly-owned subsidiary of Surfect Holdings, Inc. (the “Company”), and Douglas Welter, former Chief Operating Officer of the Company and Technologies, entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Welter and Technologies mutually agreed to end their employment relationship and, aeffective as of March 9, 2007 Mr. Welter ceased to be an employee and executive officer of Technologies and the Company. Under the terms of the Separation Agreement, Technologies provided Mr. Welter with one months’ severance pay in the amount of $12,500 and accrued vacation pay in the amount of $5,769.23. In addition, Technologies further agreed to (i) enter into a consulting agreement with Mr. Welter for a period of two consecutive weeks and to pay Mr. Welter a consulting fee of $6,250 in connection therewith and (ii) pay Mr. Welter a sum of $1,090.62, which amount is equal to the cost of one-months COBRA Coverage for Mr. Welter.

In addition to the benefits described above, the Separation Agreement provides for a release by Mr. Welter of any claims against Technologies and the Company and their and its directors, officers, agents and employees relating to his employment with Technologies and the Company or the termination of his employment with Technologies and the Company.

This summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) As set forth in Item 1.01 above, on March 16, 2007, Douglas Welter executed the Separation Agreement and ceased to be Chief Operating Officer, of both the Company and Technologies effective as of March 9, 2007.

(c) On March 22, 2007, both the Company and Technologies appointed Miles Prim as Chief Operating Officer, effective March 22, 2007.

Miles A. Prim has served as Vice President of Product Development of Surfect Holdings, Inc. since September 2006. Mr. Prim has also served a vice president of product development of Surfect Technologies since September 2006. Prior thereto, from 2005 through 2006, Mr. Prim served as vice president and general manager of Kulicke & Soffa Industries, Inc., a supplier of semiconductor assembly equipment, tools and materials (“K&S”), where he was responsible for its vertical test business’ multinational operations, marketing, research and development and product strategy. From 2004 to 2005, Mr. Prim worked as an independent consultant for companies in the technology industry. From 2001 through 2004, Mr. Prim was the founding senior executive and served as president and chief executive officer of ITEST, Ltd. (“ITEST”) in Seoul, Korea, a semiconductor test company. During his tenure at ITEST, Mr. Prim qualified 17 fabless or IDM customers, including the top three Korean high tech companies, and ITEST achieved ISO9001 and QS900 quality certifications.

Item 9.01.      Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement dated March 16, 2007 between Surfect Technologies , Inc. and Douglas Welter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: March 22, 2007	By:	/s/ Steve Anderson
Steve Anderson
Chief Executive Officer